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                                                                       EXHIBIT 2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


                                ----------------


In re                                   ) Case No. 93-1020
                                        )
NVF COMPANY,                            ) JOINT PLAN OF REORGANIZATION BY
                                        ) NVF COMPANY AND OFFICIAL
     Debtor and Debtor-in-Possession    ) COMMITTEE OF UNSECURED
                                        ) CREDITORS
                                        )
                                        ) January 31, 1996



BAKER & McKENZIE                           YOUNG, CONAWAY, STARGATT &
  Ali M. M. Mojdehi                        TAYLOR
  Katherine S. Kruis                         Laura Davis Jones
  Ronald F. Hoffman                        11th Floor - Rodney Square North
101 West Broadway, 12th Floor              Wilmington, Delaware 19801
San Diego, California 92101                Telephone (302) 571-6600
Telephone (619) 236-1441                   Co-Counsel for Debtor and Debtor-in-
Co-Counsel for Debtor and Debtor-in-       Possession
Possession

LeBOEUF, LAMB, GREENE & MacRAE,            MORRIS, JAMES, HITCHENS & WILLIAMS
L.L.P.                                       Edward M. McNally
  Angela J. Somers                         111 Delaware Avenue
  Irena M. Goldstein                       Wilmington, Delaware 19899
  Ira Dizengoff                            Telephone:  (302) 888-6945
125 West 55th Street                       Co-Counsel for Official Committee of
New York, New York 10019-5389              Unsecured Creditors
Telephone:  (212) 424-8000
Co-Counsel for Official Committee of
Unsecured Creditors
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                               TABLE OF CONTENTS



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ARTICLE I. DEFINITIONS; RULES OF CONSTRUCTION.............................     2
     A.     Definitions...................................................     2
            1.       "Accounts Payable Postpetition Claim" ...............     2
            2.       "Administrative Claims"..............................     2
            3.       "Administrative Environmental Claims" ...............     3
            4.       "Affiliate Claim"....................................     3
            5.       "Agreement"..........................................     3
            6.       "Agreement Damages"..................................     3
            7.       "Allowed"............................................     3
            8.       "Allowed Administrative Claim".......................     3
            9.       "Amount".............................................     3
            10.      "Assumed Claimant"...................................     4
            11.      "Assumed Liabilities" ...............................     4
            12.      "Bankruptcy Code"....................................     4
            13.      "Bankruptcy Court"...................................     4
            14.      "Bankruptcy Rules"...................................     4
            15.      "Bar Date"...........................................     4
            16.      "Business Days"......................................     4
            17.      "Buyer"..............................................     4
            18.      "Chapter 11 Case"....................................     4
            19.      "Cash"...............................................     4
            20.      "Cash Purchase Price"................................     4
            21.      "CIT "...............................................     4
            22.      "Claim"..............................................     5
            23.      "Claimant"...........................................     5
            24.      "Class"..............................................     5
            25.      "Committee"..........................................     5
            26.      "Company"............................................     5
            27.      "Confirmation".......................................     5
            28.      "Confirmation Hearing Date"..........................     5
            29.      "Confirmation Order".................................     5
            30.      "Consummation Date" .................................     5
            31.      "Damages"............................................     5
            32.      "Debentures".........................................     5
            33.      "Disbursing Agent"...................................     5
            34.      "Disbursing Agent Agreement".........................     5
            35.      "Disclosure Statement"...............................     6
            36.      "Disputed Claim".....................................     6
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            37.      "Disputed Claims Reserve Account".....................    6
            38.      "Disputed Claims Trustee".............................    6
            39.      "Disputed Claims Trustee Agreement"...................    6
            40.      "Distribution"........................................    7
            41.      "Distribution Date"...................................    7
            42.      "Distribution Fund"...................................    7
            43.      "Distribution Record Date"............................    7
            44.      "Effective Date"......................................    7
            45.      "Environmental Claim".................................    7
            46.      "Environmental Claim for Kennett Square"..............    7
            47.      "Environmental Law"...................................    7
            48.      "Environmental Postpetition Claim at Kennett Square"..    8
            49.      "EPA".................................................    8
            50.      "ERISA"...............................................    8
            51.      "Estate"..............................................    8
            52.      "Excess Reserve"......................................    8
            53.      "Existing Common Stock"...............................    8
            54.      "Exit Financing"......................................    8
            55.      "Filed"...............................................    9
            56.      "Final Order".........................................    9
            57.      "First Security"......................................    9
            58.      "General Unsecured Claims"............................    9
            59.      "General Unsecured Creditors".........................    9
            60.      "Hartwell"............................................    9
            61.      "Hartwell Claim"......................................    9
            62.      "Hartwell Secured Note"...............................    9
            63.      "Hazardous Material"..................................    9
            64.      "Indentures"..........................................    9
            65.      "Indenture Trustees"..................................   10
            66.      "Indenture Trustee Claims"............................   10
            67.      "Interests"...........................................   10
            68.      "Legal Proceeding"....................................   10
            69.      "Lien"................................................   10
            70.      "Litigation Settlement"...............................   10
            71.      "Litigation Settlement Agreement".....................   10
            72.      "Litigation Settlement Proceeds"......................   10
            73.      "New Castle County Claim".............................   10
            74.      "New Common Stock"....................................   10
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            75.      "NVF 5% Debentures"...................................   10
            76.      "NVF 5% Debenture Indenture"..........................   11
            77.      "NVF 10% Debentures"..................................   11
            78.      "NVF 10% Debenture Indenture".........................   11
            79.      "NVF 10% Secured Note"................................   11
            80.      "NVF 10% Secured Note Claims".........................   11
            81.      "NVF 10% Secured Note Holders"........................   11
            82.      "PBGC"................................................   11
            83.      "Pension Plans".......................................   11
            84.      "Pension Plan Fund Claims" ...........................   11
            85.      "Petition Date".......................................   11
            86.      "Plan"................................................   11
            87.      "Plan Proponents".....................................   12
            88.      "Postpetition Accrued Wages And Other Claims".........   12
            89.      "Priority Claims".....................................   12
            90.      "Professionals".......................................   12
            91.      "Pro Rata"............................................   12
            92.      "Purchase Alternative"................................   12
            93.      "Purchase Price"......................................   12
            94.      "Recapitalization Alternative"........................   12
            95.      "Recapitalization Notice".............................   12
            96.      "Reed Smith"..........................................   12
            97.      "Reorganized Company".................................   12
            98.      "Reorganized Company Account".........................   12
            99.      "Reorganized NVF Common Stock"........................   12
            100.     "Reserve Amounts".....................................   13
            101.     "Sales Agent".........................................   13
            102.     "Secured Claim".......................................   13
            103.     "Secured Debentures"..................................   13
            104.     "Secured Reed Smith Claim"............................   13
            105.     "Tax Claim"...........................................   13
            106.     "Tax Code"............................................   13
            107.     "Unclaimed Distributions".............................   13
            108.     "Unsecured Claims"....................................   13
            109.     "Unsecured Environmental Claims"......................   13
            110.     "Voting Record Date"..................................   13
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     B.     Rules of Interpretation, Computation of Time and Governing Law....    13
            1.       Rules of Construction....................................    14
            2.       Computation of Time......................................    14

ARTICLE II. CLASSIFICATION OF CLAIMS AND INTERESTS ...........................    14
     A.     Unclassified Claims (not entitled to vote on the Plan)............    15
     B.     Secured Claims....................................................    15
     C.     Priority Claims...................................................    15
     D.     Unsecured Claims Without Priority and Interests...................    15

ARTICLE III. DESIGNATION AND TREATMENT OF UNCLASSIFIED CLAIMS ................    16
     A.     Administrative Claims.............................................    16
     B.     Tax Claims........................................................    17

ARTICLE IV. DESIGNATION AND TREATMENT OF IMPAIRED
     CLASSES AND INTERESTS ...................................................    17
     A.     The Allowed NVF 10% Secured Note Claims - Class 1.................    17
     B.     The Allowed Secured Hartwell Claim - Class 2......................    18
     C.     The Allowed Secured Reed Smith Claim - Class 3. ..................    18
     D.     The New Castle County Claim - Class 5.............................    19
     E.     Unsecured Claims Without Priority - Class 8.......................    20
            1.       General Unsecured Claims - Class 8A......................    20
                     a.       Description:....................................    20
                     b.       Treatment Under the Purchase Alternative:.......    20
                     c.       Treatment Under the Recapita....................    20
            2.       Unsecured Environmental Claims - Class 8B................    20
                     a.       Description:  ..................................    20
                     b.       Treatment:......................................    20
            3.       Class 8 Voting...........................................    21
     F.     Affiliate Claim - Class 10........................................    21
            1.       Description:.............................................    21
            2.       Treatment................................................    21
            3.       Voting:..................................................    21
     G.     Interests - Class 11..............................................    21
            1.       Description:.............................................    21
            2.       Treatment: ..............................................    21
            3.       Voting:  ................................................    22
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ARTICLE V. DESIGNATION AND TREATMENT OF UNIMPAIRED CLAIMS ..............................     22
     A.     The Allowed CIT Group/Business Credit, Inc. Financing Claim - Class 4.......     22
            1.       Description........................................................     22
            2.       Treatment..........................................................     22
            3.       Voting.  ..........................................................     22
     B.     Priority Claims - Class 6...................................................     22
     C.     Pension Plan Fund Claims - Class 7..........................................     23

            1.       Description........................................................     23
            2.       Treatment..........................................................     23
            3.       Voting.  ..........................................................     24
     D.     Administrative Convenience Claims - Class 9.................................     24
            1.       Description:.......................................................     24
            2.       Treatment:.........................................................     24
            3.       Voting:  ..........................................................     24

ARTICLE VI. MEANS FOR IMPLEMENTATION OF THE PLAN........................................     24
     A.     Means of Effectuating the Plan..............................................     24
            1.       Purchase Alternative...............................................     24
            2.       Recapitalization Alternative.......................................     25
     B.     Directors and Officers......................................................     25
     C.     Revesting of Property.......................................................     26
     D.     Bar Date For Certain Administrative Claims..................................     26
     E.     Cancellation of Debentures and Existing Common Stock; Discharge of
            Indenture Trustees..........................................................     26
     F.     Effectuating Documents; Further Transactions................................     27

ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS ................................     28
     A.     Classes Entitled To Vote....................................................     28
     B.     Class Acceptance Requirement................................................     28
     C.     Cramdown....................................................................     28
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ARTICLE VIII. DESCRIPTION OF SECURITIES TO BE ISSUED AND
APPLICATION OF FEDERAL AND OTHER SECURITIES LAWS.........................................     28
     A.     Adoption of the Reorganized Company's Charter Documents......................     28
     B.     Issuance and Distribution of New Common Stock under the
            Purchase Alternative.........................................................     29
     C.     Issuance and Distribution of the Reorganized NVF Common Stock and Secured
            Debentures under the Recapitalization Alternative............................     29
            1.       Reorganized NVF Common Stock........................................     29
            2.       Secured Debentures..................................................     29
            3.       Deposit with Disbursing Agent.......................................     31
            4.       Fractional Securities under the Recapitalization Alternative........     31
     D.     Resale of Securities Received under the Purchase Alternative or the
            Recapitalization Alternative.................................................     32
            1.       Registration of Securities..........................................     32
            2.       Lack of Established Market for Reorganized NVF Common Stock and
                     Secured Debentures..................................................     33
     E.     Risks Associated with the Recapitalization Alternative.......................     33

ARTICLE IX. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN ...........................     33
     A.     Distributions Under the Plan.................................................     33
            1.       Distribution Record Date............................................     33
            2.       The Initial Distributions...........................................     33
            3.       Treatment of Disputed Claims........................................     34
            4.       Unclaimed Distributions.............................................     34
                     a.       Safeguarding of Unclaimed Distributions. ..................     34
                     b.       Release of Unclaimed Distributions.........................     34
            5.       Excess Reserves.....................................................     35
            6.       Form of Distributions...............................................     35
            7.       Rounding............................................................     35
     B.     The Disbursing Agent.........................................................     35
            1.       Appointment.........................................................     35
            2.       Powers..............................................................     35
            3.       Compensation........................................................     35
            4.       Appointment of Successor............................................     35
            5.       Termination of the Disbursing Agent.................................     36
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     C.     The Disputed Claims Trustee...................................................    36
            1.       Appointment..........................................................    36
            2.       Powers...............................................................    36
            3.       Compensation.........................................................    36
            4.       Appointment of Successor.............................................    36
            5.       Termination of the Disputed Claims Trustee...........................    36
            6.       Recapitalization Alternative.........................................    37

ARTICLE X. TREATMENT OF EXECUTORY CONTRACTS AND
     UNEXPIRED LEASES.....................................................................    37
     A.     Executory Contracts and Unexpired Leases......................................    37

ARTICLE XI. CONDITIONS PRECEDENT..........................................................    37
     A.     Conditions to Confirmation of the Plan........................................    37
     B.     Conditions To The Consummation Date...........................................    37
     C.     Waiver of Conditions to the Confirmation of the Plan and to the
            Consummation Date. ...........................................................    39

ARTICLE XII. MODIFICATIONS AND AMENDMENTS ................................................    39
     A.     Revocation and Modification of the Plan.......................................    39

ARTICLE XIII. EFFECT OF CONFIRMATION .....................................................    39
     A.     Discharge of Claims and Termination of Interests..............................    39

ARTICLE XIV. JURISDICTION RETAINED .......................................................    40
     A.     Jurisdiction..................................................................    40

ARTICLE XV. MISCELLANEOUS PROVISIONS......................................................    41
     A.     Discharge of the Company......................................................    41
     B.     Exculpation And Limitation Of Liability.......................................    41
     C.     Binding Effect.  .............................................................    42
     D.     Revocation, Withdrawal, Or Non-Consummation...................................    42
            1.       Right to Revoke Or Withdraw..........................................    42
            2.       Effect Of Withdrawal, Revocation, Or Non-Consummation................    42
     E.     Notices.......................................................................    42
     F.     Indemnification Obligations...................................................    43
     G.     Committee Disbanded...........................................................    44
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     H.     Term Of Injunctions Or Stays..................................................    44
     I.     Prepayment....................................................................    44
     J.     Voting Record Date............................................................    44
     K.     Dismissal of Preference Action Against Debenture Holders. ....................    44
     L.     Choice of Law.................................................................    44
     M.     Headings......................................................................    45
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                         JOINT PLAN OF REORGANIZATION BY
                      NVF COMPANY AND OFFICIAL COMMITTEE OF
                               UNSECURED CREDITORS

         NVF Company (the "Company"), debtor and debtor in possession, and the Official Committee of Unsecured Creditors (the "Committee") hereby submit this Joint Plan of Reorganization for NVF Company, pursuant to section 1121(a) of the Bankruptcy Code and request confirmation of the Plan (as defined below) pursuant to section 1129 of the Bankruptcy Code (as defined below). Reference is made to the Disclosure Statement (as defined below) for (1) a discussion of the Company's history, businesses, and results of operations and properties, (2) a discussion regarding the sale process and (3) a summary and analysis of the Plan and related matters. All holders of claims entitled to vote to accept or reject the Plan should read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan. No solicitation materials, other than the Disclosure Statement and the related materials transmitted with it, have been approved by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan. The Company and the Committee are the proponents of the Plan within the meaning of Bankruptcy Code section 1129.


                                     ARTICLE I.

                       DEFINITIONS; RULES OF CONSTRUCTION

A.       DEFINITIONS.

         For the purposes of the Plan, the following terms shall have the respective meanings set forth in this Article I. Any term used in this Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules. Any term used in this Plan that is defined herein, but that is also defined in the Agreement (as defined below), shall have the meaning assigned to that term in this Plan.

         1. "ACCOUNTS PAYABLE POSTPETITION CLAIM" means Claims of third parties arising after the Petition Date for the purchase of merchandise, supplies, utilities and other non-employee related expenses incurred in the ordinary course of business.

         2. "ADMINISTRATIVE CLAIMS" means a Claim for costs and expenses of administration under sections 503, 507(a)(1), 507(b) and 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the commencement of the Chapter 11 Case of preserving the Company's Estate and operating the business of the Company (such as wages, salaries or commissions for services); (b) compensation for legal, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of


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                  the Bankruptcy Code; (c) all payments made to cure defaults under executory contracts and leases which have been assumed by the Company; (d) the Indenture Trustee Claims and (e) all fees and charges assessed against the Company under section 1930 of title 28 of the United States Code.

         3. "ADMINISTRATIVE ENVIRONMENTAL CLAIMS" means any Environmental Claim against the Company or Environmental Claim for which the Company is liable, directly or indirectly, and which is entitled to administrative priority, including without limitation, the Environmental Postpetition Claim for Kennett Square and any Environmental Claim entitled to Administrative priority related to properties or sites owned or operated by the Company.

         4. "AFFILIATE CLAIM" means the unsecured Claim in the principal Amount of $480,997.00 held by NVF Industries of Canada, Ltd.

         5. "AGREEMENT" means the Stock Purchase Agreement dated as of ___________, 1996 between and among the Company, the Buyer and the Committee, as amended and restated and attached as Exhibit "E" hereto.

         6. "AGREEMENT DAMAGES" means the $3 million of the Cash Purchase Price to which the Estate is entitled in the event the Agreement is terminated pursuant to Section 9.2 of the Agreement.

         7. "ALLOWED", when used with respect to a Claim other than an Administrative Claim, means a Claim (a) either (i) scheduled by the Company pursuant to the Bankruptcy Code, other than a Claim scheduled as disputed, contingent, or unliquidated, or
                  (ii) proof of which has been timely filed pursuant to the Bankruptcy Code and any order of the Bankruptcy Court, or late filed with leave of the Bankruptcy Court after notice and a hearing, and as to which (b) either (x) no objection to the allowance of which has been filed within the periods of limitation, if any, fixed by the Plan or an order of the Bankruptcy Court, or (y) any objection to the allowance of which has been overruled by a Final Order, or (z) which has otherwise been Allowed by a Final Order or this Plan only to the extent that it has been so Allowed.

         8. "ALLOWED ADMINISTRATIVE CLAIM" means all or that portion of any Administrative Claim which either (a) has become Allowed by a Final Order or (b) was incurred by the Company in the ordinary course of business during the Case, is not disputed by the Company or the Committee and is due and owing under the terms and conditions of any agreements or applicable law.

         9. "AMOUNT" means, with respect to (i) an Allowed Claim, the Amount of such Allowed Claim; and (ii) with respect to a Disputed Claim, the estimated Amount of


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                  such Disputed Claim, determined in accordance with paragraph 5 of Article IX of this Plan.

         10.      "ASSUMED CLAIMANT" has the meaning set forth in the Agreement.

         11. "ASSUMED LIABILITIES" has the meaning set forth in the Agreement.

         12. "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. sections 101-1330, and applicable as to cases filed as of the Petition Date.

         13. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or such other court as may have jurisdiction over the Chapter 11 Case.

         14. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and any local rules of the Bankruptcy Court.

         15. "BAR DATE" means January 31, 1994, the deadline for filing certain proofs of Claim in the Chapter 11 Case.

         16. "BUSINESS DAYS" means each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York, New York, are authorized or obligated by law, governmental decree, or executive order to be closed.

         17.      "BUYER" means First Security.

         18. "CHAPTER 11 CASE" means that case Filed in the Bankruptcy Court entitled "In re NVF Company, Debtor," Case No. 93-1020, under Chapter 11, Title 11 of the Bankruptcy Code.

         19. "CASH" shall mean United States currency, a certified check, a cashier's check or a wire transfer of good funds from any source, or a check from the Reorganized Company, or the Disbursing Agent.

         20. "CASH PURCHASE PRICE" means the cash portion (US$24.5 Million) of the total consideration for the purchase of the New Common Stock paid by the Buyer pursuant to the Agreement.

         21.      "CIT" means the CIT Group/Business Credit, Inc.




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         22.      "CLAIM" means a claim, as that term is defined in section
                  101(5) of the Bankruptcy Code, against the Company.

         23.      "CLAIMANT" means the holder of a Claim.

         24. "CLASS" means a class of Claims or Interests in respect of the Company.

         25. "COMMITTEE" means the Official Committee of Unsecured Creditors of the Company.

         26.      "COMPANY" means NVF Company, a Delaware corporation.

         27.      "CONFIRMATION" means the entry of the Confirmation Order.

         28. "CONFIRMATION HEARING DATE" means the hearing before the Bankruptcy Court on the Confirmation of the Plan and the date(s) upon which such hearing continues.

         29. "CONFIRMATION ORDER" means the order issued by the Bankruptcy Court confirming the Plan.

         30. "CONSUMMATION DATE" means the Business Day on which all conditions to the consummation of the Plan set forth in
                  Article XI hereof have been satisfied or waived as provided in
                  Article XI hereof.

         31. "DAMAGES" means any loss, liability, claim, damage, expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value.

         32. "DEBENTURES" means, collectively, the NVF 5% Debentures and the NVF 10% Debentures.

         33. "DISBURSING AGENT" means the person appointed by the Plan Proponents pursuant to the Plan for the purpose of overseeing and making Distributions from the Distribution Fund and taking such other action as is described herein or as is necessary to effectuate the Plan. Under the Purchase Alternative and the Recapitalization Alternative the Disbursing Agent shall be compensated out of the Distribution Fund.

         34. "DISBURSING AGENT AGREEMENT" means the agreement entered into between the Disbursing Agent and the Plan Proponents that sets forth the rights and obligations of such Disbursing Agent. The agreement shall be substantially in the form to be




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                  filed by the Plan Proponents not less than ten days prior to the commencement of the hearing on the adequacy of the Disclosure Statement.

         35. "DISCLOSURE STATEMENT" means the Disclosure Statement (and all exhibits and schedules annexed to or referenced in this Disclosure Statement) that relates to this Plan and that was approved pursuant to section 1125 of the Bankruptcy Code by an order entered by the Bankruptcy Court on the Disclosure Statement approval date, as such Disclosure Statement may be amended, modified or supplemented.

         36. "DISPUTED CLAIM" means, for the purpose of receiving distributions pursuant to the Plan:

                  a. a Claim, as to which, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law and such Claim has been scheduled by the Company in its schedule of liabilities as other than disputed, contingent or unliquidated, the Company has Filed an objection by the Effective Date; or

                  b. a Claim as to which, if a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, an objection has been timely Filed by the Company or any other party in interest and such objection has not been withdrawn on or before any date fixed by the Plan or order of the Bankruptcy Court for Filing such objections and such objection has not been denied by a Final Order. For the purpose of receiving Distributions pursuant to the Plan, a Claim or Claims asserted in a proof of claim shall be considered a Disputed Claim in its entirety if an objection is timely Filed to any portion of such Claim or Claims.

         37. "DISPUTED CLAIMS RESERVE ACCOUNT" means the Amount of Cash or other property that would have been distributed on the Distribution Date to holders of Allowed Disputed Claims.

         38. "DISPUTED CLAIMS TRUSTEE" means the person or persons appointed by the Plan Proponents under the Purchase Alternative for the purpose of liquidating and/or resolving General Unsecured Claims which are Disputed Claims. The Disputed Claims Trustee shall be compensated out of the Distribution Fund.

         39. "DISPUTED CLAIMS TRUSTEE AGREEMENT" means the agreement entered into between the Disputed Claims Trustee and the Plan Proponents that sets forth the rights and obligations of such Disputed Claims Trustee. The agreement shall be substantially in the form to be filed by the Plan Proponents not less than ten days prior to the commencement of the Confirmation Hearing Date.

         40. "DISTRIBUTION" means the distribution of Cash or other property that is required under the Plan.

         41. "DISTRIBUTION DATE" shall mean the date of the first Distribution of Cash or securities, which shall be the Consummation Date or as soon as practicable thereafter.

         42. "DISTRIBUTION FUND" means the fund established pursuant to the Plan, administered by the Disbursing Agent, out of which certain Distributions will be made, and which fund shall contain: (a) an Amount equal to (i) in the event of the Purchase Alternative, the Cash Purchase Price or (ii) in the event of the Recapitalization Alternative, Reorganized NVF Common Stock, Secured Debentures and the Agreement Damages, if any, and proceeds, if any, of any Exit Financing; and (b) the Litigation Settlement Proceeds.

         43. "DISTRIBUTION RECORD DATE" means the first Business Day (a) that is at least eleven (11) days after the date of Confirmation; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all conditions to the Consummation Date set forth in Article XI(B) of the Plan have been satisfied or waived (if waivable).

         44. "EFFECTIVE DATE" means the earlier of (a) the date on which the Confirmation Order becomes a Final Order or (b) if the Confirmation Order is appealed but not stayed, the date on which the Plan Proponents file with the Bankruptcy Court a statement that the Plan will be consummated notwithstanding the appeal.

         45. "ENVIRONMENTAL CLAIM" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of governmental authority or
                  (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         46. "ENVIRONMENTAL CLAIM FOR KENNETT SQUARE" means any Environmental Claim incurred by the EPA related to the facility owned and operated by the Company in Kennett Square Chester County, Pennsylvania and arising prior to the Petition Date.

         47. "ENVIRONMENTAL LAW" means any current or future legal requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water and groundwater), including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq, Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq, Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq, Clean Air Act of 1966, as amended, 42 USC 7401 et seq, Toxic Substances Control Act of 1976, 15 USC 2601 et seq, Hazardous Materials Transportation Act, 49 USC App. 1801 et seq, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq, Oil Pollution Act of 1990, 33 USC 2701 et seq, Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq, National Environmental Policy Act of 1969, 32 USC 4321 et seq, Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq, any similar, implementing or successor law, any similar or analogous state laws and regulations, and any amendment, rule, regulation, order, or directive issued thereunder.

         48. "ENVIRONMENTAL POSTPETITION CLAIM AT KENNETT SQUARE" means any Environmental Claim incurred by the Environmental Protection Agency related to the facility owned and operated by the Company in Kennett Square, Chester County, Pennsylvania and arising after the Petition Date.

         49.      "EPA" means the Environmental Protection Agency.

         50. "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. sections 1301 et seq., as amended.

         51. "ESTATE" means the estate of the Company pursuant to section 541 of the Bankruptcy Code.

         52. "EXCESS RESERVE" means any Unclaimed Distributions described in Article IX(A) of this Plan.

         53. "EXISTING COMMON STOCK" means issued and outstanding shares of the Company's common stock.

         54. "EXIT FINANCING" means any financing obtained by the Company as the Reorganized Company post-confirmation for the purpose of, among other things, funding the Plan.

         55.      "FILED" means filed with the Bankruptcy Court in the Chapter
                  11 Case.

         56. "FINAL ORDER" means an order or a judgment which has not been reversed or stayed and as to which (i) the time to appeal or seek review, rehearing or certiorari has expired and (ii) no appeal or petition for review, rehearing or certiorari is pending.

         57. "FIRST SECURITY" shall mean First Security and Investment Corp., a Florida corporation.

         58. "GENERAL UNSECURED CLAIMS" means all Unsecured Claims not entitled to priority, other than Environmental Claims, Pension Plan Fund Claims, and the Affiliate Claim.

         59. "GENERAL UNSECURED CREDITORS" means holders of General Unsecured Claims.

         60. "HARTWELL" means the City of Hartwell, a municipal corporation of the State of Georgia, County of Hartwell.

         61. "HARTWELL CLAIM" means the Claim of Hartwell under the Hartwell Secured Note.

         62. "HARTWELL SECURED NOTE" means the secured promissory note dated November 13, 1984, issued by the Company in favor of the City of Hartwell in the original aggregate principal Amount of Seven Hundred Fifty Thousand Dollars ($750,000).

         63. "HAZARDOUS MATERIAL" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, including, but not limited to (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq, Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq, Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq, Clean Air Act of 1966, as amended, 42 USC 7401 et seq, Toxic Substances Control Act of 1976, 15 USC 2601 et seq, Hazardous Materials Transportation Act, 49 USC App. 1801 et seq, and any similar, implementing or successor law, any similar or analogous state laws and regulations, and any amendment, rule, regulation, order, or directive issued thereunder.

         64. "INDENTURES" means, collectively, the NVF 5% Debenture Indenture and the NVF 10% Debenture Indenture.

         65. "INDENTURE TRUSTEES" means, collectively, Bankers Trust Company, as trustee under the NVF 5% Debenture Indenture, and Sterling National Bank & Trust Company, as trustee under the NVF 10% Debenture Indenture.

         66. "INDENTURE TRUSTEE CLAIMS" means the fees and expenses of the Indenture Trustees incurred in their capacity as such, including the fees and expenses of their counsel, which are Allowed in the Amounts specified in Article VI(E).

         67. "INTERESTS" means the legal, equitable and contractual rights represented by any equity security of the Company as defined in Bankruptcy Code section 101(16).

         68. "LEGAL PROCEEDING" means any judicial, administrative, or arbitral actions, suits, proceedings (public or private), Claims or governmental proceedings.

         69. "LIEN" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or any agreement to give, or notice of, any of the foregoing.

         70. "LITIGATION SETTLEMENT" means the settlement of the adversary proceeding captioned, Official Committee of Unsecured Creditors of NVF Company v. Victor Poser, et. al., Civil Action No. 94-400 (RRM) filed in the District Court for the District of Delaware.

         71. "LITIGATION SETTLEMENT AGREEMENT" means the agreement among the parties to the litigation memorializing the Litigation Settlement as approved by the Bankruptcy Court on November 22, 1995.

         72. "LITIGATION SETTLEMENT PROCEEDS" means proceeds obtained from the Litigation Settlement, less Amounts used to pay certain of the Bankruptcy Court approved fees earned and expenses incurred by the Professionals in connection with the Chapter 11 Case.

         73. "NEW CASTLE COUNTY CLAIM" means the Claim of New Castle County arising from sanitation and sewer services provided to the Company.

         74. "NEW COMMON STOCK" means the shares of common stock of the Reorganized Company issued to the Buyer.

         75. "NVF 5% DEBENTURES" means the subordinated debentures issued by the Debtor, due January 1, 1994, and bearing an interest rate of five percent (5%).

         76. "NVF 5% DEBENTURE INDENTURE" means that certain debenture dated as of January 1, 1969 between the Company and Bankers Trust Company, as trustee, for the NVF 5% Debentures.

         77. "NVF 10% DEBENTURES" shall mean the subordinated debentures issued by the Debtor, due November 15, 2003, and bearing an interest rate of ten percent (10%).

         78. "NVF 10% DEBENTURE INDENTURE" means that certain indenture dated as of November 15, 1973 between the Debtor and Sterling National Bank & Trust Company, as trustee, for the NVF 10% Debentures.

         79. "NVF 10% SECURED NOTE" means the secured promissory notes issued by the Debtor, due November 22, 1996, and bearing an interest rate of 10%.

         80. "NVF 10% SECURED NOTE CLAIMS" means all Claims arising out of or related to the NVF 10% Secured Notes.

         81. "NVF 10% SECURED NOTE HOLDERS" means the following individuals and entities which received the NVF 10% Secured Notes from the Company in exchange for $16,335,000 in aggregate principal Amount of the NVF 5% Debentures: (i) Mid-Continent Casualty Company; (ii) Great American Communications Company; (iii) Robert C. Lintz; (iv) Sandra W. Heimann; (v) Rodger M. Miller;
                  (vi) Thomas E. Mischell; (vii) Fred J. Runk; (viii) James E. Evans; and (ix) Ronald F. Walker.

         82.      "PBGC" means the Pension Benefit Guaranty Corp.

         83. "PENSION PLANS" means the pension plans established by the Company for its employees known as Holyoke, Massachusetts Plant of NVF Company Pension Plan, the Pension Plan for Hourly Paid Employees of the NVF Company Plant in Broadview, Illinois, the Employees Pension Plan of NVF Company, the Pension Plan for Hourly Employees of the NVF Company Plants in Newark, Yorklyn and Wilmington, Delaware, and Kennett Square and Willow Grove, Pennsylvania, and the Pension Plan for Hourly Paid Employees of the NVF Company Plant in Los Angeles, California.

         84. "PENSION PLAN FUND CLAIMS" means those Claims asserted by the PBGC against the Company in connection with its Pension Plans.

         85.      "PETITION DATE" means August 27, 1993.

         86. "PLAN" means the Joint Plan of Reorganization including, without limitation, any modifications or amendments thereto.

         87.      "PLAN PROPONENTS" means the Company and the Committee.

         88. "POSTPETITION ACCRUED WAGES AND OTHER CLAIMS" means Claims arising after the Petition Date for employee related costs incurred in the ordinary course of business, including wages, salaries, commissions, payroll withholdings and contributions to any employee benefit plan.

         89.      "PRIORITY CLAIMS" means Claims that have priority under
                  section 507(a)(2)(3) or (4) of the Bankruptcy Code.

         90. "PROFESSIONALS" means all professionals, firms, or entities employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code, and all professionals seeking compensation or reimbursement of expenses pursuant to section 503(b)(4) of the Bankruptcy Code.

         91. "PRO RATA" means with respect to Allowed Claims in the same Class, the proportion that the dollar amount of an Allowed Claim bears to the aggregate dollar amount of all Allowed Claims of that Class.

         92. "PURCHASE ALTERNATIVE" means the purchase of New Common Stock by the Buyer.

         93. "PURCHASE PRICE" means the total consideration for the purchase of the New Common Stock.

         94. "RECAPITALIZATION ALTERNATIVE" means a recapitalization of the Company pursuant to Article VI of the Plan which shall be implemented if the sale to the Buyer is not consummated.

         95. "RECAPITALIZATION NOTICE" means the notice filed by the Plan Proponents with the Bankruptcy Court to advise creditors and parties in interest of the implementation of the Recapitalization Alternative.

         96.      "REED SMITH" means the law firm of Reed, Smith, Shaw & McClay.

         97. "REORGANIZED COMPANY" means the Company as reorganized pursuant to the Plan.

         98. "REORGANIZED COMPANY ACCOUNT" means the account established by the Company with restricted funds provided by the Buyer obtained by the Company, for the purpose of making certain Cash Distributions on the Consummation Date or as soon thereafter as is practical, in accordance with the provisions set forth herein.

         99. "REORGANIZED NVF COMMON STOCK" means the common stock to be issued under the Recapitalization Alternative.

         100. "RESERVE AMOUNTS" means the Amount of Cash or other property required to be deposited in the Disputed Claims Reserve Account, on account of Disputed Claims.

         101.     "SALES AGENT" means Alex. Brown and Sons Incorporated.

         102. "SECURED CLAIM" means a Claim to the extent of the value of any Lien on or security interest in property of the Company that secures payment of such Claim.

         103. "SECURED DEBENTURES" means those debentures distributed to Class 8A creditors under the Recapitalization Alternative that substantially have the principal terms and conditions set forth in Article VIII herein.

         104. "SECURED REED SMITH CLAIM" means the claim of Reed Smith for fees and services rendered to the Company secured by an attorney charging lien pursuant to an agreement between the Company and Reed Smith.

         105. "TAX CLAIM" means an Allowed priority Claim for taxes of the kind specified in Section 507(a)(7) of the Bankruptcy Code.

         106. "TAX CODE" means the Internal Revenue Code of 1986, as amended.

         107. "UNCLAIMED DISTRIBUTIONS" means those Distributions held by the Disbursing Agent for the benefit of the holders of Allowed Claims who have failed to claim such Distributions.

         108. "UNSECURED CLAIMS" means all unsecured claims against the Company, however arising, not entitled to priority under Bankruptcy Code section 507(a).

         109. "UNSECURED ENVIRONMENTAL CLAIMS" means all Unsecured Environmental Claims against the Company, or for which it is liable, directly or indirectly, including, without limitation, any Environmental Claims relating in any manner to an environmental condition on or from a site or property owned by NVF or from which it operates or from any other site or property and not entitled to priority under Bankruptcy Code section 507(a).

         110.     "VOTING RECORD DATE" means ____________, 1996 at 5:00 p.m.
                  prevailing Eastern Time.

B.      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.

        1.        RULES OF CONSTRUCTION.

                  a. The words "herein, "hereof," "hereto," "hereunder" and others of similar usage refer to this Plan as a whole and not to any particular article, section, subsection, paragraph or clause contained in this Plan, unless a particular reference is stated.

                  b. Any reference to the word "on" shall mean "on or about".

                  c. Any reference to the word "including" shall mean "including without limitation."

                  d. Unless specified otherwise in a particular reference, a reference in this Plan to a particular article, section, subsection or paragraph of this Plan is a reference only to that article, section, subsection or paragraph.
                  e. Any reference in this Plan to a document being in a particular form means that the document shall be in substantially such form.

                  f. Any reference in this Plan to an existing document means such document as it may have been amended, modified or supplemented from time to time prior to the date hereof, unless a particular reference is stated.

                  g. Whenever it is appropriate in context, each term stated in either the singular or the plural shall include both the singular and the plural.

                  h. In addition to the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.

                  i. All exhibits and schedules to the Disclosure Statement are incorporated into the Plan, and shall be deemed to be included in this Disclosure Statement, regardless of when they are Filed.

         2.       COMPUTATION OF TIME.

                  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II.
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         All Claims and Interests, except for Administrative Claims and Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims, as described below, have not been classified. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest.

A.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN).

         1.       Administrative Claims.

         2.       Tax Claims.

B.       SECURED CLAIMS.

         1.       Class 1 consists of the Allowed NVF 10% Secured Note Claims.

         2.       Class 2 consists of the Allowed Hartwell Claim.

         3.       Class 3 consists of the Allowed Reed Smith Claim.

         4.       Class 4 consists of the Allowed CIT Claim.

         5.       Class 5 consists of the New Castle Claim.

C.       PRIORITY CLAIMS.

         1.       Class 6 consists of the Allowed Unsecured Priority Claims.

D.       UNSECURED CLAIMS WITHOUT PRIORITY AND INTERESTS.

         1.       Class 7 consists of all Allowed Pension Plan Fund Claims.

         2.       Class 8A consists of Allowed General Unsecured Claims.

         3.       Class 8B consists of Unsecured Environmental Claims.

         4. Class 9 consists of Allowed General Unsecured Claims in an Amount equal to or less than $100.

         5.       Class 10 consists of the Allowed Affiliate Claim.

         6. Class 11 consists of Allowed Interests in the Company comprised of the Existing Common Stock.



                                     ARTICLE III.
                DESIGNATION AND TREATMENT OF UNCLASSIFIED CLAIMS

         The following sets forth the designation and treatment of all unclassified Claims. The Distributions received pursuant to the provisions set forth in this Article III shall represent full and final satisfaction of all such unclassified Claims.

A.       ADMINISTRATIVE CLAIMS.

         1. Description. Allowed Administrative Claims are all costs and expenses of administration of the Chapter 11 Case Allowed under section 503(b) of the Bankruptcy Code, and referred to in sections 507(a)(1) and 1114 of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses of preserving the Company's Estate and operating its businesses, including wages, salaries or commissions for services rendered postpetition, the Indenture Trustees' Claims, any indebtedness or obligation incurred or assumed by the Company, as debtor-in-possession. The Plan Proponents estimate that the aggregated Amount of Allowed Administrative Claims to be paid from the Distribution Fund is $6 million.

         2. Treatment. On the Distribution Date or as soon thereafter as is practical, under both the Purchase Alternative and the Recapitalization Alternative, each holder of an Allowed Administrative Claim except for those (i) holders of Allowed Accounts Payable Postpetition Claims, and (ii) holders of Allowed Postpetition Accrued Wages and Other Claims shall receive from the Disbursing Agent on account of such Allowed Claim, payment in full in Cash from the Distribution Fund. Each Professional employed at the expense of the Company's Estate pursuant to sections 327 and 1103 of the Bankruptcy Code and an appropriate order of the Bankruptcy Court, shall be paid by the Disbursing Agent, the unpaid portion of its Allowed Administrative Claim in Cash from the Distribution Fund. Allowed Accounts Payable Postpetition Claims and Allowed Postpetition Accrued Wages and Other Claims shall receive payment in full in Cash from the Reorganized Company in the ordinary course of business.

                  On the Distribution Date, Allowed Administrative Environmental Claims shall be paid in full in Cash from the Reorganized Company Account under the Purchase Alternative, or from the Distribution Fund under the Recapitalization Alternative. Administrative Environmental Claims which are not Allowed on the Distribution Date, but which become fixed and liquidated thereafter, will be paid in full in Cash by the Reorganized Company in the ordinary course of its business.

B.       TAX CLAIMS.

         1. Description. Tax Claims consist of all Claims against the Company entitled to priority under section 507(a)(8) of the Bankruptcy Code. The Plan Proponents estimate that the aggregate Allowed Amount of Tax Claims approximate $134,066.09.

         2. Treatment. On the Distribution Date, each holder of an Allowed Tax Claim shall receive, payment in full in Cash by the Reorganized Company, if funds are available, or (a) from the Reorganized Company Account under the Purchase Alternative, or (b) from the Distribution Fund under the Recapitalization Alternative.

                                   ARTICLE IV.
           DESIGNATION AND TREATMENT OF IMPAIRED CLASSES AND INTERESTS

         The following sets forth the designation and treatment of those classified Claims and Interests set forth in Article II herein which are impaired under the Plan. Each member of the impaired Classes, except for Classes 10 and 11, set forth in this Article IV are entitled to vote on the Plan. Class 10 and 11 will receive no Distributions under the Plan and, therefore, are deemed to have rejected the Plan. The Distributions received pursuant to this
Article IV shall represent full and final satisfaction of all Allowed Claims in Classes 1, 2, 3, 5, 8A, 8B, 10, and 11.

A.       THE ALLOWED NVF 10% SECURED NOTE CLAIMS - CLASS 1.

         1. Description. Class 1 consists of the NVF 10% Secured Note Claims as Allowed pursuant to the Litigation Settlement Agreement. Under the Litigation Settlement Agreement, the NVF 10% Secured Note Claims are Allowed in the aggregate Amount of $8,225,643.74 constituting principal in the Amount of $7,460,643.74 and interest in the Amount of $765,000. Interest on the principal shall accrue at a rate of 10% per annum (simple interest with no compounding) from September 30, 1995 until (i) the Consummation Date or (ii) May 22, 1996, which is the date the first semi-annual payment is due. The NVF 10% Secured Note Claims are secured by mortgages on the Company's manufacturing plants located in Kennett Square, Pennsylvania, Wilmington, Delaware and Hartwell, Georgia and on certain unimproved land of the Company.

         2. Treatment. Under the Purchase Alternative and the Recapitalization Alternative, the Reorganized Company shall pay each holder of an Allowed NVF 10% Secured Note Claim semi-annual payments of interest only at a rate of 10% per annum from September 30, 1995, on the principal Amount owed of $7,460,643.74, with the entire outstanding balance due and payable on November 22, 1996. Interest that has accrued from September 30, 1995 to (i) the Consummation Date or (ii) May 22, 1996, which is the date the first semi-annual payment is due, plus past due interest in the Amount of $765,000, shall be paid in Cash from the Reorganized Company Account under the Purchase Alternative or from the Distribution Fund under the Recapitalization Alternative. The holders of the NVF 10% Secured Note Claims shall retain their Liens securing the NVF 10% Secured Note Claims. The NVF 10% Secured Notes, mortgages and other security documents shall be modified to be consistent with the treatment set forth herein and to preclude a default except as set forth herein. The Reorganized Company shall have the right to pay any balance of the Allowed NVF 10% Secured Note Claims in full at any time on or after the Consummation Date without premium or penalty. Under the Recapitalization Alternative, the Committee shall have the right, but not the obligation, to require the Disbursing Agent to reserve monies in the Distribution Fund to pay in full the Allowed NVF 10% Secured Note Claims prior to the November 22, 1996 due date.

         3. Voting. Class 1 is impaired under the Plan and, accordingly, the members of this Class are entitled to vote on the Plan.

B.       THE ALLOWED SECURED HARTWELL CLAIM - CLASS 2.

         1. Description. Class 2 consists of the Allowed Hartwell Claim in the Amount of $128,956.09. The Hartwell Secured Note is secured by a deed of trust on the Company's manufacturing plant located in Hart County, Georgia.

         2. Treatment. Under both the Purchase Alternative and the Recapitalization Alternative, commencing on the Distribution Date, the holder of the Allowed Hartwell Claim shall receive nineteen monthly payments from the Reorganized Company in the Amount of $7,189.93, consisting of principal and interest. The holder of the Allowed Hartwell Claim shall retain its Lien on the manufacturing plant in Hart County, Georgia. The Hartwell Secured Note, mortgages and other security documents shall be modified to be consistent with the treatment provided herein and to preclude a default except as set forth herein. The Reorganized Company shall have the right to pay any balance of the Allowed Secured Hartwell Claim in full at any time on or after the Consummation Date without premium or penalty.

         3. Voting. Class 2 is impaired under the Plan and, accordingly, the member of this Class is entitled to vote on the Plan.

C.       THE ALLOWED SECURED REED SMITH CLAIM - CLASS 3.

         1. Description. Class 3 consists of the Allowed Secured Reed Smith Claim in the Amount of $412,682.96. The Reed Smith Claim arises from fees and services provided to the Company and is secured by a charging Lien pursuant to an agreement between the Company and Reed Smith whereby the Company granted Reed Smith a security interest in future monies or property recoverable from judgment, verdict, or settlement in the insurance litigation styled NVF v. American Casualty of Reading, Pennsylvania et. al. (the "Charging Lien Agreement").

         2. Treatment. Pursuant to a settlement agreement between the Company and American Casualty of Reading, Pennsylvania and Continental Casualty Company ("CNA"), CNA paid the Company $1,000,000 (the "CNA Proceeds"). Reed Smith asserted a charging Lien against the CNA Proceeds, however, the parties revised the Charging Lien Agreement with respect to the treatment of the claim of Reed Smith's under the Plan. Under the Purchase Alternative and the Recapitalization Alternative, the holder of the Allowed Secured Reed Smith Claim shall receive payment (i) in the Amount of $138,000 out of the CNA Proceeds and, upon receipt, release the CNA Proceeds from its charging Lien, and (ii) the balance of the Reed Smith Claim shall be paid in monthly installments in the Amount of $22,890.24 until such Claim is paid in full commencing the later of the Distribution Date or thirty (30) days after the date of Confirmation of this Plan. Notwithstanding the monthly payment schedule set forth above, the balance of the prepetition sums due and owing to Reed Smith will be paid in full upon receipt of any additional funds received in connection with the litigation styled NVF v. American Casualty of Reading, Pennsylvania et. al. Except as set forth above, Reed Smith shall retain its charging Lien as set forth in the Charging Lien Agreement.

         3. Voting. Class 3 is impaired under the Plan and, accordingly, the member of this Class is entitled to vote on the Plan.

D.       THE NEW CASTLE COUNTY CLAIM - CLASS 5.

         1. Description: Class 5 consists of the New Castle County Claim in the aggregate Amount of $1,813,507.27 constituting principal in the Amount of $1,442,243.86 and interest in the Amount of $371,263.41. Interest shall continue to accrue on the entire Amount at a rate of 9% per annum from November 1, 1995 until the Consummation Date. The holder of the New Castle County Claim asserts a statutory Lien against all of the Company's real property located in Delaware pursuant to Delaware law.

         2. Treatment: Under the Purchase Alternative and the Recapitalization Alternative, commencing on the Distribution Date, the holder of the New Castle County Claim shall receive twelve monthly payments of interest at the rate of 8% per annum on the aggregate amount of (i) principal in the Amount of $1,813,507.27 plus (ii) accrued interest on this principal Amount at the rate of 9% per annum from November 1, 1995 to the Distribution Date. Commencing thirteen months after the Distribution Date, amounts owing on the New Castle County Claim shall be paid monthly with interest at a rate of 8% per annum, amortized over a forty-eight month period. The holder of the New Castle County Claim shall retain its statutory Lien, to the extent valid. The Reorganized Company shall have the right to pay any balance of the Allowed New Castle Claim in full at any time on or after the Consummation Date without premium or penalty.

                  The Company or the Reorganized Company shall also have the right to contest this Claim by setoff, objection or avoidance, so long as it commences or continues such action the earlier of March 30, 1996 or 30 days after the Consummation Date.

         3. Voting: Class 5 is impaired under the Plan and, accordingly, the member of this Class is entitled to vote on the Plan.

E.       UNSECURED CLAIMS WITHOUT PRIORITY - CLASS 8.

         1.       GENERAL UNSECURED CLAIMS - CLASS 8A.

                  a. Description: Class 8A consists of all Allowed General Unsecured Claims in an Amount Greater than $100, including, but not limited to, the NVF 5% Debentures and NVF 10% Debentures.

                  b. Treatment Under the Purchase Alternative: Allowed General Unsecured Claims will be paid Pro Rata in Cash from the Distribution Fund after payment of certain Allowed Administrative Claims as provided above.

                           On the Distribution Date, the holders of Allowed
Class 8A Claims shall receive Pro Rata Distributions of all Cash received by the Distribution Fund, subject to prior payment in full or reserve on account of all unpaid Allowed Administrative Claims and Allowed Class 9 Claims entitled to Distribution as set forth herein and subject to any reserves required under
Article VI(A)(2) and on account of Disputed Class 8A Unsecured Claims under the Plan. The Plan Proponents estimate that Allowed Class 8A Claimants will receive approximately 47(cent) per $1.00 of Allowed Unsecured Claim.

                  c.       Treatment Under the Recapitalization Alternative.
On the Distribution Date, holders of Allowed Class 8A General Unsecured Claims will receive their Pro Rata share of the Distribution Fund consisting of: (i) the Cash from any Agreement Damages, Exit Financing, and the Litigation Settlement Proceeds less (a) any Distributions to holders of Allowed Administrative Claims, Allowed Tax Claims and the holders of Allowed Claims in Classes 1 through 6 and 9 under the Plan, (b) amounts necessary to fund the reserve, if applicable, for payment of the Class 1 NVF 10% Secured Notes Claims,
(c) amounts necessary to fund the Reorganized Company's working capital requirements, and (d) reserves, if any, required for Disputed Claims and pursuant to Article VI(A)(2) under the Plan; and (ii) the Reorganized NVF Common Stock and Secured Debentures. The Plan Proponents estimate that holders of Class 8A General Unsecured Claims will receive a Distribution under the Recapitalization Alternative having a value of approximately 47(cent) per $1.00 of Allowed Claim.

         2.       UNSECURED ENVIRONMENTAL CLAIMS - CLASS 8B.

                  a. Description: Class 8B consists of the Unsecured Environmental Claims.

                  b. Treatment: Unsecured Environmental Claims that are Allowed on the Distribution Date will receive the same Pro Rata Distribution as holders of Allowed Class 8A Unsecured Claims as follows. Under the Purchase Alternative, on the Distribution Date, each holder of an Allowed Unsecured Environmental Claim will receive a Pro Rata Cash Distribution from the Reorganized Company Account calculated by multiplying the Allowed Amount of such Claim by the percentage each Allowed Class 8A General Unsecured Creditor has received from the Distribution Fund for its Claim at the time that the Distribution is made to such holder of an Environmental Claim. Under the Purchase Alternative, holders of Allowed Unsecured Environmental Claims shall not be entitled to receive Distributions from the Distribution Fund. Under the Recapitalization Alternative, each holder of an Unsecured Environmental Claim Allowed as of the Distribution Date shall receive its Pro Rata Distribution from the Distribution Fund.

                           Under both the Purchase Alternative and the
Recapitalization Alternative, unliquidated or Disputed Unsecured Environmental Claims will not be estimated or paid on the Distribution Date, but rather will be fixed and liquidated in the ordinary course post-Confirmation. Upon being fixed and liquidated, each holder of a fixed and liquidated Unsecured Environmental Claim will be entitled to a Cash payment directly from the Reorganized Company in an Amount determined by multiplying the fixed and liquidated Unsecured Environmental Claim by a fraction, the numerator of which will be the fair market value of the property received by Allowed Class 8A General Unsecured Creditors and those Environmental Claims Allowed prior to the Distribution Date, and the denominator of which shall be the aggregate amount of Allowed Class 8A General Unsecured Creditors and Environmental Claims Allowed prior to the Distribution Date at the time the Distribution is made to such holder of a fixed and liquidated Unsecured Environmental Claim.

         3.       CLASS 8 VOTING.

                  Class 8 is impaired under the Plan and, accordingly, the members of this Class are entitled to vote on the Plan.

F.       AFFILIATE CLAIM - CLASS 10.

         1. Description: Class 10 consists of the Affiliate Claim in the aggregate Amount of $480,997.00 constituting principal in the Amount of $454,344.00 and interest in the Amount of $26,653.00.

         2. Treatment: Under the Purchase Alternative and the Recapitalization Alternative, the holder of the Affiliate Claim shall receive no Distribution under the Plan.

         3. Voting: Class 10 is impaired under the Plan and will receive no Distribution. Accordingly, this Class is deemed to have rejected the Plan.

G.       INTERESTS - CLASS 11.

         1. Description: Class 11 consists of Allowed Interests in the Company comprised of the Existing Common Stock.

         2. Treatment: Under the Purchase Alternative and the Recapitalization Alternative, the Interests shall be canceled and the Interest holders shall receive no Distribution under the Plan.

         3. Voting: Class 11 is impaired under the Plan and will receive no Distributions. Accordingly, this Class is deemed to have rejected the Plan.


                                   ARTICLE V.
                 DESIGNATION AND TREATMENT OF UNIMPAIRED CLAIMS

         The following sets forth the designation and treatment of those classified Claims set forth in Article II herein which are unimpaired under the Plan. Members of the unimpaired classes set forth in this Article V are not entitled to vote on the Plan. The Distributions received pursuant to the provisions described in this Article V shall represent full and final satisfaction of all Allowed Claims in Classes 4, 6, 7 and 9.

A.       THE ALLOWED CIT GROUP/BUSINESS CREDIT, INC. FINANCING CLAIM - CLASS 4.

         1. Description. Class 4 consists of the postpetition secured Allowed Claim of CIT in the maximum Amount of $8,000,000.

         2. Treatment. On the Distribution Date, under the Purchase Alternative, the holder of the Allowed Class 4 Claim will be paid in full in Cash from the Reorganized Company (a) through the Exit Financing, or, if no such financing can be obtained, (b) from the Reorganized Company Account. On the Distribution Date, under the Recapitalization Alternative, the holder of the Allowed Class 4 Claim will be paid in full in Cash from the Reorganized Company through the Exit Financing.

         3. Voting. Class 4 is unimpaired under the Plan and, accordingly, the member of this Class is deemed to have accepted the Plan.

B.       PRIORITY CLAIMS - CLASS 6.

         1. Description: Class 6 consists of Allowed Priority Claims in the Amount of $555,469.54.

         2. Treatment: On the Distribution Date, the holders of Allowed Priority Claims will be paid in Cash from the Reorganized Company, if funds are available, under the Purchase Alternative and the Recapitalization Alternative or from (a) the Reorganized Company Account, under the Purchase Alternative or
(b) the Distribution Fund, under the Recapitalization Alternative.

         3. Voting: Class 6 is unimpaired under the Plan and, accordingly, the members of this Class are deemed to have accepted the Plan.

C.       PENSION PLAN FUND CLAIMS - CLASS 7.

         1. Description. Class 7 consists of Pension Plan Fund Claims. The Company's Pension Plans are covered by ERISA. The Company understands that it and all members of its control group are obligated to contribute to the Pension Plans at least the Amount necessary to satisfy ERISA's minimum funding standards, ERISA section 302, Tax Code section 412, and, in addition, may be contractually liable to contribute to the Pension Plans. In addition, the Company, as the contributing sponsor of the Pension Plans and all members of its controlled group are jointly and severally liable for any unfunded benefit liabilities of the Pension Plans. See 29 U.S.C. section 1362(a). The Company further understands that the Pension Plans may be terminated only if the statutory requirements of either ERISA section 4041, 29 U.S.C. section 1341, or ERISA section 4042, 29 U.S.C. section 1342, are met.

                           Insufficiently funded plans must use the PBGC's
assumptions to measure benefit liabilities in a distress termination under ERISA. The PBGC is a wholly-owned United States government corporation created under Title IV of ERISA which guarantees the payment of certain pension benefits upon termination of a pension plan. It should be noted that the PBGC would review the determination of the Pension Plans' enrolled actuary as to asset sufficiency, including all actuarial assumptions. See 29 C.F.R. section 2617.1 et seq. The PBGC has asserted Claims in the aggregated estimated Amount of approximately $21,275,000 for unfunded pension benefits that will become due IF THE PENSION PLANS ARE TERMINATED. In addition, the PBGC has asserted Claims for due and unpaid contributions owed to the Pension Plan. The PBGC has also asserted unliquidated Claims under 9 U.S.C. section 1307.

         2. Treatment. Under the Purchase Alternative or the Recapitalization Alternative, unless the Pension Plans have been terminated prior to the Effective Date, the Pension Plan Fund Claims shall be deemed withdrawn. The Reorganized Company will assume the Pension Plans and will be the contributing sponsor thereof. As long as it is the contributing sponsor, the Reorganized Company will administer and maintain each Pension Plan in accordance with the terms thereof and in accordance with ERISA.

                  Under the Purchase Alternative and the Recapitalization Alternative, neither the Pension Plans nor the PBGC shall be precluded by Confirmation of the Plan from commencing any action, or from taking any other action, to collect, enforce, or recover from the Reorganized Company, its successors, or its assets or properties, any rights or claims under ERISA or otherwise. For example, the Plan will have no effect upon the liability of the Company under ERISA section 4062 for the Amount by which the assets of the Pension Plans are insufficient to cover benefit liabilities under one or more of the Pension Plans on the date(s) of termination, plus interest calculated from the termination date(s), and for any liability under ERISA section 4062(c), 29 U.S.C. section 1362(c), for the outstanding balance, if any, of the accumulated funding deficiencies of one or more of the Pension Plans, as determined in accordance with ERISA section 302(a)(2) and Tax Code section 412(a).

         3. Voting. Class 7 is unimpaired and, accordingly, the member of this Class is deemed to have accepted the Plan.

D.       ADMINISTRATIVE CONVENIENCE CLAIMS - CLASS 9.

         1. Description: Class 9 consists of all non-priority Allowed General Unsecured Claims in an Amount equal to or less than $100.

         2.       Treatment: Under the Purchase Alternative and
Recapitalization, on the Distribution Date, each holder of an Allowed Claim in Class 9 shall receive Cash from the Distribution Fund in the Amount of one hundred percent (100%) of its Allowed Claim.

         3. Voting: Class 9 is unimpaired under the Plan and, accordingly, is deemed by law to have accepted the Plan.


                                   ARTICLE VI.
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       MEANS OF EFFECTUATING THE PLAN.

         1.       PURCHASE ALTERNATIVE.

                  On the Consummation Date, the Purchase Price and the Litigation Settlement Proceeds will be released to the Disbursing Agent for the purpose of making Distributions to Allowed Administrative Claimants (except for those Administrative Claims that constitute Allowed Accounts Postpetition Claims, Allowed Postpetition Accrued Wages and Other Claims, and Allowed Administrative Environmental Claims) and Allowed General Unsecured Creditors (Class 8A and Class 9) under the Plan. The Disbursing Agent shall exercise the Indenture Trustee's charging Liens under their respective Indentures and shall reserve and hold from the Cash payable to Debenture holders the unpaid Amounts owed to the Indenture Trustees and Distribute such amount to the Indenture Trustees. The Reorganized Company will make the Distributions required under the Plan to Classes 1, 2, 3, 4, 5, 6, 7, 8B, holders of Allowed Accounts Payable Postpetition Claims, Allowed Postpetition Accrued Wages and Other Claims, Administrative Environmental Claims and Allowed Unsecured Environmental Claims by using Cash from the Reorganized Company Account, cash from operations, outside cash infusions, or Exit Financing. The Buyer has committed its financial capability and capitalization to consummate the Plan, including but not limited to, the obligations with respect to the assumed liabilities and to the extent the Buyer has insufficient financial capability and capitalization, the Buyer has entered into an agreement with Security Management Corporation pursuant to which Security Management Corporation is obligated to provide any credit enhancement necessary to consummate the transaction herein.

         2.       RECAPITALIZATION ALTERNATIVE.

                  In the event that the Buyer fails or is precluded from consummating the Agreement, the Plan Proponents shall promptly file with the Bankruptcy Court the Recapitalization Notice. Immediately thereafter, the Plan Proponents shall seek to implement the Recapitalization Alternative. On the Consummation Date, any Agreement Damages the Exit Financing, the remaining Litigation Settlement Proceeds, the Reorganized NVF Common Stock and Secured Debentures will be transferred to the Disbursing Agent.

                  The Disbursing Agent will use the Cash from the above sources to make the payments required under the Plan to holders of Allowed Administrative Claims, Allowed Tax Claims, and, to the extent necessary, the holders of Allowed Claims in Classes 1 through 6 and 9. The Reorganized Company shall have the right, but not the obligation, after reserving, if necessary, any working capital needed by the Reorganized Company, to require the Disbursing Agent to reserve funds in the Distribution Fund for the payment in full of the Allowed NVF 10% Secured Note Claims. The Disbursing Agent shall exercise the Indenture Trustee's charging Liens under their respective Indentures and shall reserve and hold from the Cash payable to Debenture holders the unpaid Amounts owed to the Indenture Trustees and Distribute such amount to the Indenture Trustees.

                  The Disbursing Agent shall also reserve the necessary Cash, Reorganized NVF Common Stock and Secured Debentures as required under the Plan with respect to Disputed Claims as set forth in Article IX, except for Unsecured Environmental Claims which are not Allowed. After making such reserves, and subject to subsection E of this Article on the Distribution Date, the Disbursing Agent shall Distribute to holders of Allowed Class 8A General Unsecured Claims and Unsecured Environmental Claims Allowed as of the Distribution Date Pro Rata the (a) Cash remaining in the Distribution Fund after making the payments set forth above and (b) the Reorganized NVF Common Stock and Secured Debentures.

                  The Company will continue operating as the Reorganized Company. After the Consummation Date, the Reorganized Company will fund its operations through existing Cash balances, Cash generated from continuing operations and available borrowings. The Reorganized Company's Cash flow will be sufficient not only to fund its operating expenses, but all other estimated payments that may be required under the Plan.

B.       DIRECTORS AND OFFICERS.

         Under the Purchase Alternative, the officers identified and set forth in the Disclosure Statement shall serve as the officers of the Reorganized Company as of the Consummation Date. In addition, on the Consummation Date, the term of the current Board of Directors of the Company shall expire, and the individuals identified and set forth in the Disclosure Statement shall become the initial Board of Directors of the Reorganized Company. Under the Recapitalization Alternative, officers and directors shall be selected in accordance with the procedures set forth in the Disclosure Statement.

C.       REVESTING OF PROPERTY.

         Property of the Estate not distributed to holders of Allowed Claims pursuant to the Plan shall revest in the Reorganized Company on the Effective Date. Thereafter, the Reorganized Company may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Company shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. In addition, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Company shall retain and may pursue all rights and claims as it deems appropriate. Without limiting the foregoing, the Reorganized Company may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for Professional fees and expenses.

D.       BAR DATE FOR CERTAIN ADMINISTRATIVE CLAIMS.

         Except as otherwise provided in Confirmation Order, all applications by Professionals for final compensation for services rendered and for reimbursement of expenses incurred on or before the Consummation Date (including, without limitation, any compensation requested by any Professional or other entity for making a substantial contribution to the Chapter 11 Case) and all other requests for payment of administrative claims and expenses not otherwise Allowed incurred before the Consummation Date under section 507(a)(1) or 507(b) of the Bankruptcy Code (except only for Claims in trade debt incurred in the ordinary course of business and Claims under 28 U.S.C. section 1930) shall be Filed no later than thirty (30) days after the Consummation Date, unless such date is extended by order of the Bankruptcy Court entered upon motion Filed prior to the deadline hereunder, on notice to the Reorganized Company. Any such Claim that is not Filed by the deadline shall be forever barred. Holders of Administrative Claims who are required to file applications or other requests for payment of such Claims and who do not do so timely shall be forever barred from asserting such Claims against the Reorganized Company or any other entity in connection with their respective activities in the Reorganized Case or any of their respective property. The Bankruptcy Court shall retain exclusive jurisdiction over any disputes concerning the Administrative Claims set forth in paragraph A of
Article XIV.

E. CANCELLATION OF DEBENTURES AND EXISTING COMMON STOCK; DISCHARGE OF INDENTURE TRUSTEES.

         As of the Consummation Date, the Debentures shall be canceled and shall be null and void, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive Distributions under this Plan in accordance with the Allowed Claims of the holders of such Debentures. As of the Consummation Date, the holders of certificates for Existing Common Stock shall have no rights, and such instruments shall evidence no such rights.

         No holder of a Debenture shall be entitled to any Distribution under this Plan unless and until such holder shall have first surrendered or caused to be surrendered, to the Disbursing Agent, the original Debentures together with an appropriate letter of transmittal, or, in the event that such original Debentures have been lost, destroyed, stolen or mutilated, unless such holder shall have executed and delivered an affidavit of loss and an indemnity with respect thereto in a form customarily utilized for such purposes.

         On the Distribution Date, the Indenture Trustee Claims shall be paid in full in Cash as follows: to Bankers Trust Company, $297,693.53; to Sterling National Bank and Trust Company, $_______. In addition to the foregoing, which cover the Indenture Trustee Claims through December 31, 1995, the Indenture Trustees may submit to the Company and the Committee invoices and back-up for all expenses incurred thereafter through the Consummation Date. If neither the Company nor the Committee has advised an Indenture Trustee in writing of its specific objection to any such subsequent fees and expenses within five (5) business days of receipt, then the Disbursing Agent shall pay such additional Indenture Trustee Claims in Cash by the later of ten (10) business days after submission of the invoice and backup or the Distribution Date. In the event any such invoice is disputed, the Indenture Trustee may apply for allowance of such disputed invoice as an Indenture Trustee Claim in accordance with Article VI(D) of the Plan. Nothing contained herein shall deprive the Indenture Trustees of their charging Liens under their respective Indentures as exercised by the Disbursing Agent under this Plan. Bankers Trust currently estimates that its additional Indenture Trustee Claim will not exceed $15,000 and Sterling currently estimates that its additional Indenture Trustee Claim will not exceed $________.

         After the Indenture Trustees or their agents perform their obligations under the Plan, the Indenture Trustees and their agents, successors and assigns shall be discharged of all their obligations associated with the respective Indentures and agreements and released from all claims arising in the Chapter 11 Case, and as of the Distribution Date, such Indentures or agreements shall be deemed terminated, except that such termination shall not impair the rights of holders of Claims under the Indentures to receive Distributions on their Claims or the rights of the Indenture Trustees under their charging Liens pursuant to their respective Indentures to the extent that they have not received payment in full of amounts owed to the Indenture Trustees under their Indentures.

F.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS.

         The President, the Chief Executive Officer, or any other appropriate officer of the Company, or the Committee, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary of the Company, or the appropriate member of the Committee, shall be authorized to certify or attest to any of the foregoing actions, if necessary.

                                  ARTICLE VII.
                 ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
             REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS

A.       CLASSES ENTITLED TO VOTE.

         Each impaired Class shall be entitled to vote to accept or reject the Plan. Any unimpaired Class of Claims shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan.

B.       CLASS ACCEPTANCE REQUIREMENT.

         Under section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar Amount and more than one-half (1/2) in number of the Allowed Claims of such Class who have voted on the Plan, have voted to accept the Plan.

         Under section 1126(d) of the Bankruptcy Code, an impaired Class of Interest has accepted the Plan if the holders of at least two-thirds (2/3) in Amount of the Interests of such Class who have voted on the Plan, have voted to accept the Plan.

C.       CRAMDOWN

         The Plan Proponents hereby request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.


                                  ARTICLE VIII.
             DESCRIPTION OF SECURITIES TO BE ISSUED AND APPLICATION
                      OF FEDERAL AND OTHER SECURITIES LAWS

A.       ADOPTION OF THE REORGANIZED COMPANY'S CHARTER DOCUMENTS.

         As of the Consummation Date, the adoption of the Reorganized Company's restated certificate of incorporation and bylaws, the initial selection of directors and officers of the Reorganized Company, and all other matters under the Plan involving the capital stock or corporate governance of the Reorganized Company will be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Company or the Reorganized Company. All such instruments will be adopted pursuant to section 1123(a)(5)(I) of the Bankruptcy Code and section 303 of the Delaware General Corporation Law ("DGCL"). The restated certificate of incorporation and bylaws of the Reorganized Company shall, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Consummation Date, the Reorganized Company may further amend and restate its certificate of incorporation or bylaws as permitted by the DGCL.

B.       ISSUANCE AND DISTRIBUTION OF NEW COMMON STOCK UNDER THE PURCHASE
         ALTERNATIVE.

         Under the Purchase Alternative, on the Distribution Date, the Reorganized Company will issue __________ shares of New Common Stock, $__ par value per share, of the Reorganized Company to the Buyer. Upon issuance and distribution, the New Common Stock will be fully paid and nonassessable and will be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Company or the Reorganized Company.

         When issued pursuant to the Purchase Alternative, the New Common Stock will constitute all of the outstanding shares of the Reorganized Company. Each holder of New Common Stock will be entitled to one vote per share of New Common Stock on all matters submitted for a vote of the stockholders of the Reorganized Company.

C. ISSUANCE AND DISTRIBUTION OF THE REORGANIZED NVF COMMON STOCK AND SECURED DEBENTURES UNDER THE RECAPITALIZATION ALTERNATIVE.

         1.       REORGANIZED NVF COMMON STOCK.

                  Under the Recapitalization Alternative, after the filing of the Recapitalization Notice on the Distribution Date, the Reorganized Company will issue __________ shares of Reorganized NVF Common Stock, $__ par value per share, to Allowed General Unsecured Creditors and Unsecured Environmental Claims Allowed as of the Distribution Date. Certain restrictions may be imposed on the accumulation of Reorganized NVF Common Stock by the Plan Proponents. Upon issuance and distribution, the Reorganized NVF Common Stock will be fully paid and nonassessable and will be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Company or the Reorganized Company.

                  When issued pursuant to the Recapitalization Alternative, the Reorganized NVF Common Stock will constitute all of the outstanding shares of equity securities of the Reorganized Company. Each holder of Reorganized NVF Common Stock will be entitled to one vote per share of Reorganized NVF Common Stock on all matters submitted for a vote of the stockholders of the Reorganized Company.

         2.       SECURED DEBENTURES.

                  Under the Recapitalization Alternative, after the filing of the Recapitalization Notice, on the Distribution Date, or as soon as practicable thereafter, Reorganized NVF will issue Secured Debentures with the following principal characteristics:

Principal Amount              $28,000,000 aggregate principal amount of Secured
                              Debentures.

Initial Issuance              Up to $28,000,000 aggregate principal amount of
                              Secured

                              Debentures.

Denominations                 Minimum denomination of $1,000 and integral
                              multiples of $1,000 per Secured Debenture.

Maturity                      Five years.

Amortization                  None.

Mandatory Prepayment          Annually, Pro Rata, in the amount of "Excess Cash"
                              defined as the excess of (i) earnings before interest, taxes, depreciation and amortization over (ii) the sum of cash interest expenses, net change in working capital, principal repayments, capital expenditures, and an annual reserve of $1.0 million.

Optimal Prepayment            At any time without premium or penalty.

Interest                      9% per annum payable semi-annually in arrears.

Guarantors                    Parsons Paper and NVF Industries of Canada Ltd.
                              (the "Guarantors").

Security First-priority security interest in all available unencumbered assets of the Reorganized Company and the Guarantors. Junior security interest in all available assets of the Reorganized Company and the Guarantors that are subject to existing security interests.

Certain covenants             The Reorganized Company will: (1) maintain a ratio
                              of current assets to current liabilities equal to or greater than 1.8 to 1, (2) maintain a ratio of EBITDA (where EBITDA equals the sum of: (a) net operating income before taxes, interest expense, extraordinary and unusual items, and income or loss attributable to equity in affiliates and (b) depreciation and amortization to the extent deducted in determining net operating income) to interest expense equal to or in excess of 1.3 to 1, (3) continue and maintain the businesses of the Reorganized Company and its subsidiaries, (4)
                              comply with the requirements of ERISA, and (5) deliver quarterly and annual financial statements.

                              The Reorganized Company will not, subject to certain exceptions: (1) incur additional indebtedness and contingent obligations, except of certain types or below certain limits, (2) incur additional liens or make investments in securities, (3) enter into sale-leaseback arrangements, (4) sell any assets other than in the ordinary course of business, or
                              (5) undergo a change in control, merger, consolidation, or similar combination or reorganization.

The above summary description of the Secured Debentures is qualified in its entirety by reference to the form of Secured Debentures and related documents available from the Company.

         3.       DEPOSIT WITH DISBURSING AGENT.

                  As of the Consummation Date, or as soon as practicable thereafter, and after the filing of the Recapitalization Notice, the Reorganized Company will deposit with the Disbursing Agent sufficient shares of Reorganized NVF Common Stock and Secured Debentures to effect the distributions to be made pursuant to the Recapitalization Alternative.

         4.       FRACTIONAL SECURITIES UNDER THE RECAPITALIZATION ALTERNATIVE.

                  The Reorganized NVF Common Stock and Secured Debentures will be issued in whole shares and whole Secured Debentures only. Each creditor entitled under the Recapitalization Alternative to receive Reorganized NVF Common Stock or Secured Debentures will receive the total number of whole shares of Reorganized NVF Common Stock or Secured Debentures to which such creditor is entitled. Whenever any Distribution to a particular creditor would otherwise call for Distribution under the Recapitalization Alternative of a fraction of a share of Reorganized NVF Common Stock, the fractional portion of an entitlement to a share will be canceled.

                  The Disbursing Agent will allocate the aggregate remaining principal amount of the Secured Debentures in $1,000 denominations to creditors otherwise entitled under the Recapitalization Alternative to a fraction of a Secured Debenture. Such Secured Debentures shall be allocated in order of the size of the fractional portion of the entitlements for all creditors, starting with the largest such fractional portion, until all remaining whole Secured Debentures in the minimum denomination of $1,000 have been allocated. If two or more creditors are entitled to equal fractional entitlements and the number of creditors so entitled exceeds the number of whole Secured Debentures in the minimum denomination of $1,000 which remain to be allocated, the Disbursing Agent will allocate the remaining whole Secured Debentures in the minimum denomination of $1,000 to such creditors by random lot or such other impartial method that the Disbursing Agent deems fair. Upon the allocation of a whole Secured Debenture in the minimum denomination of $1,000 to a creditor in respect of the fractional portion of its entitlement, such fractional portion will be canceled.

                  Upon the allocation of all of the whole Secured Debentures, the Disbursing Agent will pay creditors Cash for any of their respective remaining fractional portion of entitlements. The amount of such Cash will be equal to the amount of such creditor's Claim giving rise to such fractional portion of entitlements to a whole Secured Debenture multiplied by ____ cents per dollar.

D. RESALE OF SECURITIES RECEIVED UNDER THE PURCHASE ALTERNATIVE OR THE RECAPITALIZATION ALTERNATIVE.

         1.       REGISTRATION OF SECURITIES.

                  Under section 1145(a) of the Bankruptcy Code, the issuance of the New Common Stock or Reorganized NVF Common Stock and Secured Debentures to be distributed under the Plan and the subsequent resale of such securities by entities which are not "underwriters" (as defined in section 1145(b) of the Bankruptcy Code), is not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                  BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER OF SECURITIES ISSUED UNDER THE PLAN IS AN UNDERWRITER, NEITHER THE COMPANY NOR THE CREDITORS' COMMITTEE MAKES ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE NEW COMMON STOCK, THE REORGANIZED NVF COMMON STOCK, OR THE SECURED DEBENTURES TO BE DISTRIBUTED UNDER THE PLAN. MOREOVER, SUCH SECURITIES, OR THE DOCUMENTS THAT ESTABLISH THEIR TERMS AND CONDITIONS, MAY CONTAIN TERMS AND LEGENDS THAT RESTRICT, OR INDICATE THE EXISTENCE OF RESTRICTIONS ON, THE TRANSFER OF SUCH SECURITIES AND INSTRUMENTS. THE COMPANY AND THE COMMITTEE RECOMMEND THAT RECIPIENTS OF SUCH SECURITIES UNDER THE PLAN CONSULT WITH LEGAL COUNSEL CONCERNING THE LIMITATIONS ON THEIR ABILITY TO DISPOSE OF SUCH SECURITIES.

                  The Company has no present intention to register under the Securities Act the New Common Stock to be distributed under the Purchase Alternative or the Reorganized NVF Common Stock and Secured Debentures to be distributed under the Recapitalization Alternative. The certificates representing the shares of New Common Stock or Reorganized NVF Common Stock and the Secured Debentures will bear the following legend and may bear other restrictive legends:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THE SECURITIES REPRESENTED BY THIS INSTRUMENT WERE ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY 11 U.S.C. SECTION 1145, UNDER AN ORDER CONFIRMING THE PLAN IN THE CASE ENTITLED IN RE NVF COMPANY,

DEBTOR, CASE NO. 93-1020, IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE. THE HOLDER OF THIS INSTRUMENT IS REFERRED TO 11 U.S.C. SECTION 1145(b) AND (c) FOR GUIDANCE AS TO THE SALE OF THESE SECURITIES.

         2. LACK OF ESTABLISHED MARKET FOR REORGANIZED NVF COMMON STOCK AND SECURED DEBENTURES.

                  Reorganized NVF Common Stock and Secured Debentures will be issued pursuant to Recapitalization Alternative to persons who may prefer to liquidate their investment rather than hold such securities on a long-term basis. In the event of the Recapitalization Alternative, following the Consummation Date, the Reorganized Company intends to explore the possibility of obtaining a listing of the Recapitalized NVF Common Stock and/or Secured Debentures on a regional or national securities exchange or automated inter-dealer quotation system. At present, the Company has no specific plans with respect to obtaining any such listing and its ability to obtain any listing is uncertain. There is currently no established trading market for the Recapitalized NVF Common Stock and Secured Debentures and in the absence of such a listing, it is unlikely that any such market will develop. Moreover, even if such a listing is obtained, there is no assurance that there will be sufficient market interest to create a liquid market.

E.       RISKS ASSOCIATED WITH THE RECAPITALIZATION ALTERNATIVE.

         See Section VIII of the Disclosure Statement for a discussion of certain risk factors associated with the Recapitalization Alternative. Each creditor should review such factors carefully before voting to accept or reject the plan.

                                   ARTICLE IX.
                PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

A.       DISTRIBUTIONS UNDER THE PLAN.

         1.       DISTRIBUTION RECORD DATE.

                  All Distributions under the Plan shall be made to (or, in the case of Disputed Claims, reserved on behalf of) holders of Allowed General Unsecured Claims as of the Distribution Record Date.

         2.       THE INITIAL DISTRIBUTIONS.

                  On the Consummation Date, the Disbursing Agent shall make the Distributions and payments required under the Plan and deposit the Reserve Amounts in the Disputed Claims Reserve Accounts to the extent required by the Bankruptcy Court in respect of Disputed Claims.

         3.       TREATMENT OF DISPUTED CLAIMS.

                  If in Class 8A, there exists with respect to General Unsecured Claims, as of the Distribution Date or any relevant date thereafter, Disputed Claims, the Disbursing Agent shall hold in the Disputed Claims Reserve Account and reserve all Pro Rata Distributions to which such holder of a Disputed Claim would otherwise be entitled, for the benefit of such holder, in either (a) the full Amount claimed by the holder of such Claim) or (b) the Amount of such Claim as estimated or Allowed by the order of the Bankruptcy Court provided, however, that no reserve shall be necessary on account of unliquidated Class 8A Claims and such Claims shall become disallowed, unless and until the holder of such Claim shall obtain an order of the Bankruptcy Court estimating such Claim for the purpose of calculating a proper reserve prior to the allowance thereof by order of the Bankruptcy Court. No Claimant shall be entitled to recover any Distributions made to holders of Allowed Claims regardless of any delay in obtaining an order allowing or estimating a Disputed Claim or an unliquidated Claim. The Disputed Claims Trustee designated by the Plan Proponents hereunder shall have the responsibility of liquidating and/or otherwise resolving General Unsecured Claims which are Disputed Claims.

                  After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, the Disbursing Agent shall distribute each Claimant's Pro Rata share in accordance with Article II herein, but in no event no later than sixty (60) days after the entry of such order, pursuant to the terms of the order allowing the Claim and the terms of this Plan, with any Distributions reserved by the Disbursing Agent in an Amount greater than that required to be distributed as a result of the order allowing such Disputed Claim becoming property of the Disbursing Agent for Distribution Pro Rata to the respective holders of Allowed General Unsecured Claims in Class 8A.

         4.       UNCLAIMED DISTRIBUTIONS.

                  a.       SAFEGUARDING OF UNCLAIMED DISTRIBUTIONS.

                           All Unclaimed Distributions, shall be held by the
Disbursing Agent in the Distribution Fund for one hundred and eighty (180) days following the Consummation Date. Such Distributions shall be held solely for the benefit of the holders of Allowed Claims and Allowed Administrative Claims who have failed to claim such Distributions and shall be released from the Distribution Fund and delivered to such holder, net of any taxes or other applicable charges required to be paid by the Disbursing Agent in respect thereof, upon presentation of proper proof by such holder of its entitlement thereto.

                  b.       RELEASE OF UNCLAIMED DISTRIBUTIONS.

                           After one hundred and eighty (180) days, the
Unclaimed Distributions (including interest thereon) may be released by the Disbursing Agent from the Distribution Fund and in such case, they shall constitute an Excess Reserves.

         5.       EXCESS RESERVES.

                  All Excess Reserves shall be distributed to holders of Allowed General Unsecured Claims Pro Rata, under the Purchase Alternative and to holders of Allowed Claims in Class 8A and 8B under the Recapitalization Alternative.

         6.       FORM OF DISTRIBUTIONS.

                  Any Cash payment to be made pursuant to the Plan may be made by a check or wire transfer or as otherwise required.

         7.       ROUNDING.

                  Fractions of cents cannot be distributed. Therefore, whenever a payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

B.       THE DISBURSING AGENT.

         1.       APPOINTMENT.

                  The Disbursing Agent shall be ______________________, who has been jointly retained by the Plan Proponents pursuant to the Disbursing Agent Agreement dated ____, 1996.

         2.       POWERS.

                  The rights, powers and duties of the Disbursing Agent shall include (a) maintenance and oversight of the Distribution Fund, (b) the calculation and payment of all the Distributions and the making of all other payments required under the Plan, including under the Recapitalization Alternative, (c) the maintenance and oversight of the Disputed Claims Reserve Accounts, (d) the maintenance of Distributions that are unclaimed and the Distribution of Excess Reserves, and (e) any and all other actions necessary or appropriate to implement or consummate the Plan.

         3.       COMPENSATION.

                  The Disbursing Agent shall be compensated pursuant to the Disbursing Agent Agreement.

         4.       APPOINTMENT OF SUCCESSOR.

                  In the event of the death, resignation or discharge of the Disbursing Agent, the Bankruptcy Court shall appoint a successor to the Disbursing Agent, who will be bound by the provisions of the Plan and the Disbursing Agent Agreement.

         5.       TERMINATION OF THE DISBURSING AGENT.

                  After the Consummation Date, upon Distribution of all funds and securities or securities in the Distribution Fund, and upon the final resolution of all Disputed Claims and the release of all funds from the Disputed Claims Reserve Accounts, and the payment or transfer of all Excess Reserves, the Disbursing Agent shall so inform the Bankruptcy Court and shall be relieved of any further responsibilities under the Plan.

C.       THE DISPUTED CLAIMS TRUSTEE.

         1.       APPOINTMENT.

                  Under the Purchase Alternative, the Disputed Claims Trustee shall be John P. Kneafsey, who is a Committee member and holder of Debentures, and who was jointly retained by the Plan Proponents pursuant to the Disputed Claims Trustee Agreement dated ______, 1996.

         2.       POWERS.

                  The rights, powers and duties of the Disputed Claims Trustee shall include the liquidation and/or resolution of the General Unsecured Claims which are Disputed Claims under the Purchase Alternative and the Disputed Claims Trustee shall be authorized to retain counsel or other Professionals necessary to enable him to fulfill his obligations.

         3.       COMPENSATION.

                  The Disputed Claims Trustee shall be compensated pursuant to the Disputed Claims Trustee Agreement.

         4.       APPOINTMENT OF SUCCESSOR.

                  In the event of the death, resignation or discharge of the Disputed Claims Trustee, the Bankruptcy Court shall appoint a successor to the Disputed Claims Trustee, who will be bound by the provisions of the Plan, and the Disputed Claims Trustee Agreement.

         5.       TERMINATION OF THE DISPUTED CLAIMS TRUSTEE.

                  Upon the final resolution of all General Unsecured Claims which are Disputed Claims, the Disputed Claims Trustee shall be relieved of any further responsibilities under the Plan.

         6.       RECAPITALIZATION ALTERNATIVE.

                  Under the Recapitalization Alternative, there will be no Disputed Claims Trustee. The Reorganized Company will assume the powers of the Disputed Claims Trustee set forth under the Purchase Alternative.


                                   ARTICLE X.
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

         All executory contracts and unexpired leases set forth in Exhibit 3.5(j) to the Agreement shall be assumed by the Company, pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. All other executory contracts or unexpired leases, if any, shall be rejected. Any party to an executory contract or unexpired lease that is rejected shall be required to file a proof of Claim with the Bankruptcy Court no later than fifteen (15) days after entry of the Confirmation Order.


                                   ARTICLE XI.
                              CONDITIONS PRECEDENT

A.       CONDITIONS TO CONFIRMATION OF THE PLAN.

         The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with paragraph C of this Article XI.

         1. The Bankruptcy Court shall have approved by Final Order a disclosure statement with respect to the Plan in form and substance reasonably acceptable to the Plan Proponents.

         2. The Confirmation Order shall be in form and substance reasonably acceptable to the Plan Proponents and Buyer.

B.       CONDITIONS TO THE CONSUMMATION DATE

         The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with paragraph C of this Article XI.

         1. The passage of 11 days after the date on which the Bankruptcy Court enters the Confirmation Order.

         2. The date of Confirmation shall have occurred and the Confirmation Order shall, among other things, provide that:

                  a. The provisions of the Confirmation Order are nonseverable and mutually dependent;

                  b. Except as expressly provided in the Plan or the Confirmation Order, the Company is discharged effective upon the date of Confirmation from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Company's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Company that has either been assumed or rejected in the Case or pursuant to the Plan, or obligation of the Company incurred before the date of Confirmation, or from any conduct of the Company prior to the date of Confirmation, or that otherwise arose before the date of Confirmation, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  c. Except as expressly provided in the Plan, all Interests shall be terminated effective upon the Consummation Date;

                  d. The Plan does not provide for the liquidation of all or substantially all of the property of the Company and its Confirmation is not likely to be followed by the liquidation of the Reorganized Company or the need for further financial reorganization; and

                  e. The Bankruptcy Court shall have determined that any Reorganized NVF Common Stock and Secured Debentures issued under the Plan in exchange for Claims against the Company are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of any Reorganized NVF Common Stock and Secured Debentures are "underwriters" as that term is defined in section 1145 of the Bankruptcy Code.

         3. The Disputed Claims Reserve with respect to General Unsecured Claims does not require reserving more than $1.5 million, unless otherwise agreed to by the Committee.

         4.       No request for revocation of the Confirmation Order under
section 1145 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

         5. Under the Recapitalization Alternative, the Reorganized Company shall have obtained the Exit Financing.

C. WAIVER OF CONDITIONS TO THE CONFIRMATION OF THE PLAN AND TO THE CONSUMMATION DATE.

         The conditions set forth in this Article may be waived by the Plan Proponents without notice or a hearing. The failure to satisfy or waive any condition to the Confirmation of the Plan or the date of Consummation may be asserted by the Plan Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Plan Proponents). The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.


                                  ARTICLE XII.
                          MODIFICATIONS AND AMENDMENTS

A.       REVOCATION AND MODIFICATION OF THE PLAN.

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Plan Proponents acting jointly reserve the right to alter, amend or modify the Plan so long as such alteration, amendment or modification is consistent with the Agreement, and before the substantial consummation of the Plan. The Plan Proponents acting jointly reserve the right to revoke or withdraw the Plan so long as such revocation or withdrawal is consistent with the Agreement and prior to the date of Confirmation. If the Plan Proponents revoke or withdraw the Plan in accordance with this section, or if Confirmation does not occur, then the Plan shall be null and void in all respects.


                                  ARTICLE XIII.
                             EFFECT OF CONFIRMATION

A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS.

                  Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as otherwise provided in the Plan or the Confirmation Order, Confirmation shall (a) discharge the Company from all Claims or other debts that arose before the date of Confirmation, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or
(iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights, if any, of equity security holders in the Company.

                  As of the date of Confirmation, except as provided in the Plan or Confirmation Order, all entities shall be precluded from asserting against the Company, the Estate of the Company, the Reorganized Company, its successors or its property, any other or further Claims, debts, rights, causes of action, liabilities or equity Interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the date of Confirmation. In accordance with the foregoing, except as provided in the Plan or Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Company and termination of all such Interests and other rights of equity security holders in the Company, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Company at any time, to the extent that such judgment relates to a discharged Claim.


                                  ARTICLE XIV.
                              JURISDICTION RETAINED

A.       JURISDICTION.

         The Plan provides that the Bankruptcy Court shall retain jurisdiction for the following purposes:

         1. to determine the allowability of Claims and Interests upon the timely objection thereto;

         2. to approve, pursuant to section 365 of the Bankruptcy Code, the assumption, assignment or rejection of any executory contract or unexpired lease of the Company except as otherwise provided in the Plan;

         3. to determine requests for payments of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

         4. to resolve controversies and disputes regarding the interpretation of the Plan or any exhibit thereto;

         5. to implement the provisions of the Plan and enter orders in aid of Confirmation and consummation of the Plan;

         6. to adjudicate any disputes with holders of Claims or Interests or any causes of action;

         7. to hear and determine all pending or future controversies, suits, and disputes that may arise under the Plan including, without limitation, disputes between the Company and the Committee, and controversies arising in connection with the interpretation of the Plan, including any and all schedules, documents, and exhibits hereto, or any documents intended to implement the provisions of the Plan;

         8.       to consider any modification to the Plan;

         9. to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, including any Exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

         10. to determine such other matters as may be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

         11. to enforce all orders, judgments, injunctions, and rulings entered in connection with the Chapter 11 Case, and

         12.      to enter a final decree closing the Chapter 11 Case.


                                   ARTICLE XV.
                            MISCELLANEOUS PROVISIONS

A.       DISCHARGE OF THE COMPANY.

         All property distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Company or any of its assets or properties, and, except as otherwise provided herein or in the Confirmation Order. Upon the date of Confirmation, the Company shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all debts. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Company, subject to the occurrence of the Consummation Date.

B.       EXCULPATION AND LIMITATION OF LIABILITY.

         On the Consummation Date, the Company and all holders of Claims against and Interests in the Company will be conclusively deemed to release all Professionals retained by order of the Bankruptcy Court in the Case and all members of the Committee appointed in the Case, and all of the Professionals' and the Committee members' respective officers, directors, employees, principals, partners and agents, and all officers and directors of the Company holding such offices at anytime through the Distribution Date from all liabilities, claims, costs, Damages (proximate or consequential) and expenses (including attorneys' fees), except for claims arising from fraud, willful misconduct or gross negligence of such persons.

C.       BINDING EFFECT.

         The Plan shall be binding upon and inure to the benefit of the Company, the holders of Claims, the holders of Interests, and their respective successors and assigns.

D.       REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION.

         1.       RIGHT TO REVOKE OR WITHDRAW.

                  The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the date of Confirmation so long as such revocation or withdrawal is consistent with the Agreement.

         2.       EFFECT OF WITHDRAWAL, REVOCATION, OR NON-CONSUMMATION.

                  If the Plan Proponents revoke or withdraw the Plan in accordance with Article XII prior to the date of Confirmation, or if Confirmation or the Consummation Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an Amount certain any Claim or Class of Claims unless such settlement or compromise is also embodied in a separate agreement), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against the Company or any other person, to prejudice in any manner the rights of the Company or any person in any further proceedings involving the Company, or to constitute an admission of any sort by the Company or any other person.

E.       NOTICES.

Any notice required or permitted to be provided to the Plan Proponents shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service to be addressed as follows:

         NVF COMPANY
         1166 Yorklyn Road
         Yorklyn, Delaware 19736
         Attention:  John J. McNaboe
         with a copy to:

         BAKER & McKENZIE
         101 West Broadway, 12th Floor
         San Diego, California  92101
         Attention:  Ali M. M. Mojdehi, Esq.

         YOUNG, CONAWAY, STARGATT & TAYLOR
         11th Floor - Rodney Square North
         Wilmington, Delaware 19801
         Attention: Laura Davis Jones, Esq.

         and

         OFFICIAL COMMITTEE OF UNSECURED CREDITORS
         c/o LeBOEUF, LAMB, GREENE & MacRAE, L. L. P.
         125 West 55th Street
         New York, New York 10019-5389
         Attention:  Angela J. Somers, Esq.

         MORRIS, JAMES, HITCHENS & WILLIAMS
         222 Delaware Avenue
         Wilmington, Delaware 19889
         Attention: Edward M. McNally, Esq.

F.       INDEMNIFICATION OBLIGATIONS.

         From and after the Consummation Date, the Reorganized Company shall indemnify and hold harmless (a) the Company, its officers, Professionals and directors, (b) the Committee, its Professionals and (c) the Committee members and their counsel, accountants and financial advisors (including each of the above (a) (b) (c) indemnified party's officers, directors, partners and employees) from and against any and all Liabilities, claims, costs, Damages (proximate or consequential) and expenses (including attorneys' fees) which may be made, assessed or otherwise incurred by the indemnified parties arising out of or relating to obligations or from liabilities (fixed or contingent) arising from events occurring post-petition which the Reorganized Company has agreed to assume or perform pursuant to the Agreement or in connection with the transactions contemplated hereby (including, without limitation, any liability which the Company or its affiliates may incur pursuant to ERISA and any liability to the PBGC). In each instance where there is a claim or potential claim for which any of the indemnified parties is or may be entitled to seek indemnification, the indemnified party shall notify the Reorganized Company or the Buyer in writing of such claim and shall furnish to the Reorganized Company or the Buyer copies of all notices, service of process, pleadings and other pertinent written communications from the party asserting such claim. The Reorganized Company shall promptly defend, pay, discharge, compromise or settle such claim at the Reorganized Company's expense, in such manner that neither the indemnified party nor their business, equipment, property or other assets, shall suffer any hindrance, loss, expense, interference, jeopardy, lien, judgment, attachment, notice of violation, injunction or judicial or other order.

G.       COMMITTEE DISBANDED.

         On the Consummation Date, the Committee shall be disbanded.

H.       TERM OF INJUNCTIONS OR STAYS.

         Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of Confirmation, shall remain in full force and effect until the Consummation Date.

I.       PREPAYMENT.

         Unless the Plan or the Confirmation Order otherwise provides, the Reorganized Company shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

J.       VOTING RECORD DATE.

         Those holders of Allowed Claims who hold such Claims as of the Voting Record Date will be entitled to vote on the Confirmation of the Plan.

K.       DISMISSAL OF PREFERENCE ACTION AGAINST DEBENTURE HOLDERS.

         On the Effective Date, the adversary proceeding styled NVF Company v. Bankers Trust Co., et al., Adversary No. A94-94, shall be deemed dismissed with prejudice.

L.       CHOICE OF LAW.

         Except to the extent that the Bankruptcy Code, Bankruptcy Rules or Delaware General Corporation Law are applicable, and subject to the provisions of any contract, instrument, release or other agreement or document entered into in connection with the Plan or this Disclosure Statement, the rights and obligations arising under the Plan and this Disclosure Statement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws of the State of Delaware.

M.       HEADINGS.

         The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Plan. When a reference is made in this Plan to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Plan unless otherwise indicated. Whenever "include," "includes," or "including" is used in this Plan, it shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Plan it shall be construed in the nonexclusive sense.

Dated:  Yorklyn, Delaware
         January __, 1996

                                             NVF COMPANY,
                                             a Delaware corporation

                                             By /s/John J. McNaboe
                                               ----------------------------
                                             Name: John J. McNaboe
                                             Title: Chief Operating Officer

BAKER & MCKENZIE


By /s/
   ----------------------------
    Ali M. M. Mojdehi

101 W. Broadway 12th Floor
San Diego, California
(619) 235-7780
Co-Counsel for Debtor and Debtor-in-Possession

                                             MORRIS, JAMES, HITCHENS & WILLIAMS



                                             /s/ Edward M. McNally
                                             ----------------------------------
                                             Edward M. McNally
                                             222 Delaware Avenue
                                             P.O. Box 2306
                                             Wilmington, DE 19899
                                             302/888-6880
                                             Attorneys for Official Committee of
                                              Unsecured Creditors

OF COUNSEL:

LEBOEUF, LAMB, GREENE &
  MACRAE, L.L.P.
Angela J. Somers
125 W. 55th Street
New York, NY 10019-5389
212/424-8000